                                                                    Exhibit 99.1

                                                             For Information
                                                             ---------------
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

           ST. MARY PROVIDES OPERATIONS UPDATE, UPDATES GUIDANCE AND
           SCHEDULES SECOND QUARTER 2004 EARNINGS CONFERENCE CALL FOR
                                 AUGUST 5, 2004

DENVER, July 16, 2004 - St. Mary Land & Exploration Company (NYSE: SM) today provided an update of its operations for the second quarter of 2004 and updated its guidance for the second quarter and full year 2004. In addition, St. Mary has scheduled its second quarter 2004 earnings conference call for August 5,
2004.

During the second quarter 2004 St. Mary participated in the drilling of 41 non coalbed methane wells, of which 35 were completed as producers (85% success rate). At the end of the second quarter, 37 wells were being completed and 20 were drilling. During the second quarter 28 wells were recompleted with a 64%
success rate. The Company also participated in the drilling of 29 coalbed methane wells.

MID-CONTINENT REGION

In the Mid-Continent region there were 59 active wells during the second quarter with 19 successful completions, one dry hole and 39 wells drilling or being completed at the end of the quarter. Completed wells during the second quarter include the Radtke 1-15 in the Hyers field (SM 40% WI) completed at 3,300 MCFED and in NE Mayfield the Keathley 1-8 (SM 10% WI) completed at 5,300 MCFED and the
Betty 1-19 (SM 55% WI) completed at an initial rate of 3,000 MCFED. At the end of the second quarter there were 11 wells completing and five wells drilling in
NE Mayfield. Pay has now been established in the Lower Morrow, Upper Morrow,
Atoka and most recently the Granite Wash formations. Numerous prospective intervals are being tested as wells are drilled further from existing locations than was done in prior periods due to the competitive nature of the play.
Consequently, a backlog of activity has accumulated. However, zones tested to date suggest initial well production rates generally in the 2-5 MMCFED range, which is somewhat less than the historic averages at Northeast Mayfield.

ROCKIES REGION

During the second quarter there were 19 active non coalbed methane wells in the
Rockies region. Six wells were successful completions, there were two dry holes, eight wells were being completed and three wells were drilling at June 30. In the Williston Basin, the Asbeck 15-35 in the Ridgelawn field (SM 100% WI) was completed in the Red River formation at a rate of 590 BOPD and 670 MCFD. The
Franz 14-8H (SM 100% WI) was completed in the Bakken dolomite at an initial rate of 650 BOPD.

Drilling has begun in the Company's Hanging Woman coalbed methane program in the northern Powder River Basin. The drilling program is on schedule to complete the
108 planned wells reflected in the Company's 2004 capital expenditures budget.
The pipeline to connect the program to the main trunk line is currently being constructed and is on schedule to be completed by December 1, 2004. To date, 18 wells have been drilled and are scheduled to be completed prior to completion of the pipeline. Currently, two drilling rigs are operating in the program. The
Company also participated in 11 coalbed methane wells in the Doty Mountain program in the Greater Green River Basin.

ARKLATEX REGION

Seven wells in the ArkLaTex region were completed as producing wells during the second quarter, with one dry hole. Three wells are currently being completed and two are drilling. In the horizontal James Lime Spider field, the Dave Brown No
1-H (SM 100% WI) was completed at a rate of 3,300 MCFED and the Jefferson No 1-H
(SM 100% WI) was completed at a rate of 2,200 MCFED. The Lawson No. 2 well in the Bridges East field (SM 19% WI) was completed at a rate of 2,700 MCFED.

GULF COAST REGION

The Delambre #1 (formerly the David #1) in the Judge Digby field is currently producing at a rate of 18,000 MCFED from the C sand (SM 6.5% WI). The well has
136 feet of B sand (SM 11.5% WI) which will be completed once the C sand is depleted.

An option to lease 2,845 acres of the Company's fee acreage position in St. Mary
Parish, Louisiana, was exercised during the second quarter. The option was granted as part of a 3-D survey conducted over all of St. Mary's 24,914 acres of fee lands. In addition to a royalty interest, the Company will receive the right to participate as a working interest owner for up to 25% in each well drilled on the leased acreage.

The Company updated its forecast for the second quarter and full year of 2004 as follows:

                                           2nd Quarter              Year
                                           -----------              ----
Oil and gas production                  17.5 - 18.5 BCFE       72.0 - 74.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                      $1.17 - $1.22/MCFE     $1.25 - $1.35/MCFE
General and administrative expense,
   excluding mark-to-market of NPP     $0.29 - $0.34/MCFE     $0.25 - $0.29/MCFE
Depreciation, depletion & amort.   $1.10 - $1.15/MCFE     $1.15 - $1.25/MCFE
Mark-to-market of NPP expense          $3.5 - $4.0 million

The Company's production forecast is being revised to eliminate 4 BCFE of production that was previously expected to result from budgeted 2004 acquisitions, the delay in new production from Northeast Mayfield and underperformance of certain other fields. Significant production from acquisitions is no longer anticipated in 2004 due to the current acquisition pricing environment. The forecasted production at Northeast Mayfield is below previous expectations because of the extended time necessary to complete wells due to the multiple zones currently being tested. In addition, production rates at the Terryville, Arcadia West, and "66" fields have underperformed previous expectations.

In the second quarter of 2004, St. Mary realized a $3.1 million benefit attributable to State severance tax credits from production through June 2004.
This benefit results in lower production tax expense for the second quarter than was previously forecast.

Forecasted general and administrative expense includes $1.2 million and $1.8 million, respectively, for the second quarter and for the year 2004 for incentive compensation expense associated with the Company's new Restricted
Stock Plan.

The mark-to-market expense adjustment related to the Company's Net Profits
Interest Bonus Plan will be shown separately in this and future releases.
Previously, this item was included in general and administrative and exploration expense. The mark-to-market adjustment represents the change in the net present value of estimated future incentive compensation cash bonus payments to be made to plan participants based on the computational provisions of the plan with respect to estimated future cash flows from oil and gas properties associated with various pools under the plan. Accounting rules require the estimated market value of such estimated future payments to be recorded as a liability prior to recognizing the realized net revenues associated with the same properties. The resulting mark-to-market liability and corresponding income statement items will be separately presented in the balance sheet as a long-term liability and as a separate component of the income statement. This reclassification has the effect of reducing the previously reported general and administrative and exploration expense. In order to facilitate comparability, the following table displays historical general and administrative, exploration and mark-to-market expense after giving effect to the reclassification:

                                G&A EXPENSE
                                ---------------
                             Total       PER MCFE  EXPL. EXP           MTM
                             -----       --------  ---------           ---
    2003
         March 31,         $5.4 million   $0.34    $4.2 million    $0.8 million
         June 30,          $5.5 million   $0.29    $6.3 million    $0.9 million
         September 30,     $4.8 million   $0.29    $9.9 million    $0.7 million
         December 31,      $5.6 million   $0.29    $5.0 million    $2.9 million
    2004
         March 31,         $5.6 million   0.36     $4.6 million    $2.2 million

St. Mary is scheduled to release second quarter 2004 earnings after the close of trading on the NYSE on August 4, 2004. The teleconference call to discuss second quarter results is scheduled for August 5, 2004 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through August 15 at 800-642-1687, conference number 8530133. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 8530133. In addition, the call will be broadcast live at St. Mary's website at
www.stmaryland.com and the earnings press release and financial highlights attachment will be available before the call at www.stmaryland.com under
"News-Press Releases." An audio recording of the conference call will be available at that site through August 31.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of St. Mary's 2003 Annual Report on Form
10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

                                    PR-04-09